Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this registration statement on Form S-1 of BRP Group, Inc. of our report dated June 15, 2020, relating to the financial statements of Rosenthal Bros., Inc., which appear in the amendment to Form 8-K of BRP Group, Inc. dated June 15, 2020, and to the reference to our firm under the heading “Experts” in this registration statement.

/s/ Dixon Hughes Goodman LLP

Tampa, Florida

June 22, 2020